EXHIBIT 5
                                                                       ---------

                                  May 14, 2001             File No. 38309.010700




Cragar Industries, Inc.
7373 North Scottsdale Road
Suite B-274
Scottsdale, Arizona 85253


             RE: REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

     As special legal counsel to Cragar Industries, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 to be filed on or about May 14, 2001 with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 240,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), which may be sold from time to time by certain of the Company's stockholders (the "Selling Stockholders").

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on October 1, 1996;

     B.  The Bylaws of the Company, as amended through the date hereof;

     C.  The Registration Statement;

     D. The Licensing Representation Agreement dated as of April 1, 2001 by and between the Company and Trademarketing Resources Inc., a California corporation; and

     E. The form of the Restricted Stock Agreement to be separately entered into by and between the Company and Robert E. Horton, Jr., Michael D. Rachuy, and Dennis Wood.

     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications
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Cragar Industries, Inc.
May 14, 2001
Page 2




set forth below, it is our opinion that the Shares, when sold by the Selling Stockholders as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.




                                               Very truly yours,

                                               Greenberg Traurig, LLP